Exhibit - 10.32

FIRST AMENDMENT AGREEMENT

THIS FIRST AMENDMENT AGREEMENT, dated as of November 27, 2007 (this “Amendment”), amends the Credit Agreement, dated as of June 8, 2007 (the “Credit Agreement”), among MONTPELIER REINSURANCE LTD., MONTPELIER RE HOLDINGS LTD., the various financial institutions parties thereto (collectively, the “Lenders”) and BANK OF AMERICA, N.A., as administrative agent (the “Administrative Agent”) for the Lenders.  Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

WHEREAS, the parties hereto desire to amend the Credit Agreement as hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

SECTION 1.           AMENDMENTS.  Effective as of the Amendment Effective Date (as hereinafter defined), § 7.6(b)(xi) of the Credit Agreement is amended by deleting the amount of “$10,000,000” and inserting the amount of “$20,000,000” therefor.

SECTION 2.           CONDITIONS PRECEDENT.  This Amendment shall become effective on the date (the “Amendment Effective Date”) when each of the conditions precedent set forth in this Section 2 shall have been satisfied, and notice thereof shall have been given by the Administrative Agent to the Borrower and the Lenders.

2.1           Receipt of Documents.  The Administrative Agent shall have received this Amendment, duly executed by the Borrower, the Administrative Agent and the Required Lenders.

2.2           Compliance with Warranties, No Default, etc.  After giving effect to the effectiveness of this Amendment, the following statements by the Borrowers shall be true and correct (and each Borrower, by its execution of this Amendment, hereby represents and warrants to the Administrative Agent and each Lender that such statements are true and correct as at such times):

(a)           the representations and warranties set forth in Article 5 of the Credit Agreement as amended hereby are true and correct with the same effect as if made on the Amendment Effective Date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date; and

(b)           no Event of Default or Default shall have then occurred and be continuing.

SECTION 3.           REPRESENTATIONS AND WARRANTIES.  To induce the Lenders and the Administrative Agent to enter into this Amendment, each Borrower hereby represents and warrants to the Administrative Agent and each Lender as follows:

3.1           Due Authorization, Non-Contravention, etc.  The execution, delivery and performance by such Borrower of this Amendment are within such Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not

(a)           contravene such Borrower’s Organization Documents;

(b)           contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting such Borrower; or

(c)           result in, or require the creation or imposition of, any Lien on any of such Borrower’s properties.

3.2           Government Approval, Regulation, etc.  No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by such Borrower of this Amendment.

3.3           Validity, etc.  This Amendment constitutes the legal, valid and binding obligation of such Borrower enforceable in accordance with its terms.

SECTION 4.           MISCELLANEOUS.

4.1           Continuing Effectiveness, etc.  This Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, shall remain in full force and effect and is hereby ratified, approved and confirmed in each and every respect.  After the effectiveness of this Amendment in accordance with its terms, all references to the Credit Agreement in the Loan Documents or in any other document, instrument, agreement or writing shall be deemed to refer to the Credit Agreement as amended hereby.

4.2           Payment of Costs and Expenses.  The Borrowers agree to pay on demand all expenses of the Administrative Agent (including the fees and out-of-pocket expenses of counsel to the Administrative Agent) in connection with the negotiation, preparation, execution and delivery of this Amendment.

4.3           Severability.  Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

4.4           Headings.  The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

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4.5           Execution in Counterparts.  This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

4.6           Governing Law.  THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

4.7           Successors and Assigns.  This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

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IN WITNESS WHEREOF, the undersigned have duly executed this First Amendment Agreement as of the date first set forth above.

MONTPELIER REINSURANCE LTD.

MONTPELIER RE HOLDINGS LTD.

BANK OF AMERICA, N.A., individually as Administrative Agent, Fronting Bank, L/C Administrator and Lender

HSBC BANK (USA), NATIONAL ASSOCIATION, as Lender and Syndication Agent

CREDIT SUISSE, Cayman Islands Branch

THE BANK OF NEW YORK

DEUTSCHE BANK AG NEW YORK BRANCH

ING BANK N.V., LONDON BRANCH

LEHMAN BROTHERS BANK, FSB